UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

ESSA Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

On September 26, 2012, ESSA Bancorp, Inc., (the “Company”) reported the prepayment by ESSA Bank & Trust of $37.0 million of longer term borrowings that had a weighted average cost of 4.22% and a weighted average remaining maturity of 45 months. The borrowings were repaid with a combination of cash on hand and additional short term borrowings. The balance sheet restructuring was executed in response to what the Company views as an extended period of low and/or declining interest rates as a result of the Federal Reserve Bank’s recently announced QE3 strategy.  The restructuring is anticipated to save the Company approximately $5.8 million in interest expense, at current rates, over the next six fiscal years.  The Company will realize a prepayment cost, before tax, of $4.6 million, or approximately $3.1 million after tax during the fourth quarter of its fiscal year ending September 30, 2012.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.
DATE: September 28, 2012	By:	/s/ Gary S. Olson
Gary S. Olson
President and Chief Executive Officer